SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14a-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On May 20, 2005, two wholly-owned subsidiaries of Boston Communications Group, Inc. (the “Company”), Cellular Express, Inc., a Massachusetts corporation, and bcgi Technologies Ltd., a company organized under the laws of the State of Israel, entered into an Asset Purchase Agreement (the “Purchase Agreement”) with PureSight, Inc. and PureSight, Ltd. (together, “PureSight”) and certain stockholders of PureSight. The Purchase Agreement provides that Cellular Express and bcgi Technologies Ltd. will acquire substantially all of the assets and certain liabilities of PureSight for $5.8 million in cash.

The acquisition has been approved by the board of directors of each party, and the transactions contemplated by the Purchase Agreement are subject to the approval of PureSight’s stockholders and other customary closing conditions. The closing is currently expected to occur in June of 2005. Prior to entering into the Purchase Agreement, the Company and PureSight had entered into an OEM License Agreement, dated February 11, 2005 pursuant to which the Company obtained a license to market and distribute PureSight’s technology.

The Company expects that the transaction will be dilutive to its earnings. The Company expects to provide more information regarding the transaction when it updates overall financial guidance during its second quarter earnings call anticipated to take place in July, 2005.

On May 26, 2005, the Company issued a press release announcing the execution of the Purchase Agreement, the text of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 26, 2005, the Company announced the appointment of Fritz von Mering as the Company’s Chief Operating Officer, effective immediately. Previously, Mr. von Mering served as Vice President of Corporate Development of the Company a position he held since April, 1999. Prior to that time, Mr. von Mering was the Company’s Chief Financial Officer, and helped the Company execute its initial public offering in 1996. Before joining the Company, Mr. von Mering was Regional Vice President and General Manager for the paging division of Metromedia. Prior to Metromedia, Mr. von Mering held various positions at Coopers & Lybrand, a public accounting firm, where he earned his CPA. Mr. von Mering was appointed to the Board of Directors of MicroFinancial, Inc. in 2004 and serves as its Audit Committee Chairman. Mr. von Mering has an undergraduate degree in accounting from Boston College and an MBA from Babson College.

As a result of this promotion, Mr. von Mering’s annual salary increases to $229,000. The other terms of Mr. von Mering’s employment with the Company remained unchanged.

On May 26, 2005, the Company issued a press release announcing the appointment of Mr. von Mering, the text of which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

See Exhibit Index attached hereto.

Some statements in this Current Report on Form 8-K may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. bcgi cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements, including but not limited to: (i) the possibility that the PureSight transaction will not close or that the closing will be delayed, (ii) the challenges and costs of assimilating the operations and personnel of PureSight; (iii) the ability to attract and retain highly qualified employees; and (iv) reaction of customers of bcgi and PureSight and related risks of maintaining pre-existing relationships of PureSight.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2005

BOSTON COMMUNICATIONS GROUP, INC.

By: /s/ Karen A. Walker

        Karen A. Walker

        Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Boston Communications Group, Inc. press release dated May 26, 2005 regarding the execution of an Asset Purchase Agreement.

99.2	Boston Communications Group, Inc. press release dated May 26, 2005 regarding the appointment of a Chief Operating Officer.